UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 15, 2009

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

On July 17, 2009, Extreme Networks, Inc. ( the “Company”) issued a press release announcing that Bob L. Corey has been appointed as Senior Vice President and Chief Financial Officer effective July 21, 2009; Karen M. Rogge has resigned as Senior Vice President and Chief Financial Officer; Mr. Corey has resigned as a director and as a member and Chairman of the Audit Committee; and John H. Kispert has been appointed as Chairman of the Audit Committee.

Mr. Corey has served as one of the Company’s directors since December 2003. Mr. Corey served as Executive Vice President and Chief Financial Officer for Thor Technologies, Inc., a provider of enterprise provisioning software, from May 2003 until January 2006. Oracle Corporation acquired Thor Technologies in November 2005. Mr. Corey served as Executive Vice President and Chief Financial Officer of Documentum, Inc., a provider of enterprise content management software, from May 2000 to August 2002. Mr. Corey served as Senior Vice President of Finance and Administration and Chief Financial Officer for Forte Software, Inc., a provider of software development tools and services, from May 1998 to April 2000. In February 1999, Mr. Corey was elected to its Board of Directors prior to Forte Software’s acquisition by Sun Microsystems, Inc. in October 1999. Mr. Corey served as Executive Vice President and Chief Financial Officer of SyQuest Technology Inc., a provider of removable storage solutions, from July 1997 to April 1998. Mr. Corey also served as Chairman of the Board of Directors of Interwoven, Inc., a publicly-traded provider of enterprise content management software, until its acquisition by Autonomy Corporation plc in March 2009 and continues to serve on the Board of Directors of Veraz Networks, a publicly-traded provider of IP softswitches, media gateways and digital compression products. Mr. Corey holds a Bachelors of Administration with a concentration in accounting from California State University at Fullerton.

Mr. Corey will receive an annual salary of $375,000, less applicable taxes and withholdings, and be eligible to participate in the Company’s standard employee benefits plans. Subject to the approval of the Company’s Board of Directors, Mr. Corey will be granted a one-time option to acquire 450,000 shares (the “Option Grant”) of the Company’s Common Stock with an exercise price equal to the closing price of the Company’s Common Stock on the grant date. Mr. Corey’s offer letter provided him with the opportunity to choose to substitute a one-time restricted stock grant for a portion of the Option Grant, but Mr. Corey has declined this opportunity. The Option Grant will vest on the following schedule: 25% of the aggregate shares vest on the first anniversary of Mr. Corey’s employment, with remaining shares vesting ratably thereafter on a monthly basis for the following thirty-six months. In addition, the Company has agreed to enter into an Executive Change in Control Severance Agreement with Mr. Corey, in the form standard for the Company’s executive officers, under which Mr. Corey would be entitled to receive a lump sum payment equal to twelve months of his then current base salary and target bonus, less applicable withholding taxes, and acceleration of the vesting of equity awards in certain circumstances involving a change of control of the Company.

Copies of Mr. Corey’s offer letter of employment and the press release concerning the events described above are attached as Exhibits 10.23 and 99.1, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.23	Offer of Employment Letter dated July 15, 2009, from Extreme Networks, Inc. to Bob L. Corey.

99.1	Press release, dated July 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2009

EXTREME NETWORKS, INC.

By:	/s/ Mark A. Canepa
Mark A. Canepa
President & Chief Executive Officer

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